UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________
FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

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JAGGED PEAK ENERGY INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37995 (Commission File Number)	81-3943703 (I.R.S. Employer Identification Number)

1401 Lawrence Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 215-3700
(Registrant’s telephone number, including area code)

1125 17th Street, Suite 2400
Denver, Colorado 80202
(Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.
The following information is furnished pursuant to Item 2.02.

On February 26, 2018, Jagged Peak Energy Inc. (the "Company") issued a news release that included selected unaudited financial results for the fourth quarter and fiscal year ended December 31, 2017. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Joseph N. Jaggers

On February 26, 2018, the Company announced that Joseph N. Jaggers will retire from his role as the Company’s Chairman, Chief Executive Officer and President on March 30, 2018. In connection with his retirement, Mr. Jaggers plans to resign from the Company’s Board of Directors (the “Board”) on March 30, 2018. His resignation did not result from any disagreement with the Company. In connection with Mr. Jaggers’ resignation, the Board will decrease in size from nine to eight directors.

Appointment of James J. Kleckner

As part of the leadership transition process, on February 26, 2018, the Board appointed James J. Kleckner, currently an independent member of the Board, as the Company’s Chief Executive Officer and President to take effect on the date of Mr. Jaggers’ retirement on March 30, 2018.

Mr. Kleckner was appointed as a member of the Company’s Board in January 2017. Mr. Kleckner retired from Anadarko Petroleum Corporation as its Executive Vice President, International and Deepwater Operations in August of 2016, a position he held since 2013, subsequent to which he evaluated potential opportunities prior to joining the Board. From 2007 to 2013, he served as a Regional Vice President, Operations for Anadarko. From 1999 through 2007 he held various vice president positions with Kerr McGee Corporation. Prior to that, Mr. Kleckner spent almost 20 years in operational and officer roles with Oryx Energy until its merger with Kerr McGee. Mr. Kleckner began his career in the oil and natural gas industry with Sun Oil Company and has held positions of increasing responsibility throughout the world, including management roles in the North Sea, South America, China, the Gulf of Mexico and U.S. onshore. Mr. Kleckner holds a B.S. in Petroleum Engineering from the Colorado School of Mines. He is a member of the Society of Petroleum Engineers. He has served on the Industry and Advisory Board of the School of Energy Research at the University of Wyoming, the Petroleum Engineering Advisory Board at Colorado School of Mines, the Executive Board for the Colorado Oil and Gas Association and the Executive Board for the Independent Petroleum Association of Mountain States.

Mr. Kleckner has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Kleckner and any other person pursuant to which Mr. Kleckner was appointed as Chief Executive Officer and President of the Company.

On February 26, 2018, the Company and Mr. Kleckner entered into an employment letter agreement (the “Kleckner Employment Agreement”) which will become effective upon Mr. Jaggers’ retirement on March 30, 2018. Pursuant to the Kleckner Employment Agreement, Mr. Kleckner’s annual compensation will consist of a base salary of $750,000 and he will participate in the Company’s Short-Term Incentive Plan at a target level of 100% of his base salary (which, for fiscal year 2018, will be prorated for actual days of employment). Upon his start date, Mr. Kleckner will also receive an initial equity grant valued at $6,000,000 as of his start date (consisting of $3 million performance stock units, $2.5 million Series B Units of JPE Management Holdings LLC and $500,000 Restricted Stock Units). He will also participate in the Company’s Executive Severance Plan as a Group 2 Executive (as such term is defined in the Company’s Executive Severance Plan which was previously filed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 10, 2017).

The description of the Kleckner Employment Agreement set forth above is qualified in its entirety by the terms of the Company’s Form of Employment Letter Agreement which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2017.

Appointment of Craig Walters

On February 26, 2018, the Board appointed Craig Walters to serve as Executive Vice President and Chief Operating Officer effective February 26, 2018. Mr. Walters is 46 years old.

From 1994 through November 2017, Mr. Walters served in various operational, technical and business development roles at Anadarko Petroleum Corporation, most recently as Vice President, Rockies Operations where he oversaw assets producing 330 MBoe/d net, including a very active multi-billion dollar unconventional development program in the DJ Basin. After leaving Anadarko, he evaluated potential opportunities prior to joining the Company. Mr. Walters holds a B.S. in Petroleum Engineering from the Colorado School of Mines. He is a licensed professional engineer and a member of the Society of Petroleum Engineers.

Mr. Walters has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Walters and any other person pursuant to which Mr. Walters was appointed as Executive Vice President and Chief Operating Officer of the Company.

On February 26, 2018, the Company and Mr. Walters entered into an employment letter agreement (the “Walters Employment Agreement”). Pursuant to the Walters Employment Agreement, Mr. Walters’ annual compensation will consist of a base salary of $500,000 and he will participate in the Company’s Short-Term Incentive Plan at a target level of 95% of his base salary (which, for fiscal year 2018, will be prorated for actual days of employment). Mr. Walters will also receive an initial equity grant valued at $3,000,000 as of his start date (consisting of $1.5 million performance stock units and $1.5 million Series B Units of JPE Management Holdings LLC). He will also participate in the Company’s Executive Severance Plan as a Group 2 Executive (as such term is defined in the Company’s Executive Severance Plan which was previously filed in the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2017).

The description of the Walters Employment Agreement set forth above is qualified in its entirety by the terms of the Company’s Form of Employment Letter Agreement which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2017.

Departure of J. Jay Stratton, Jr.

In addition, on February 26, 2018, the Company announced that Executive Vice President and Chief Operating Officer J. Jay Stratton, Jr. departed the Company effective February 26, 2018.

Pursuant to a Separation Agreement and General Release (the “Stratton Agreement”), dated as of February 28, 2018, between the Company and Mr. Stratton entered into in connection with Mr. Stratton’s departure, Mr. Stratton will receive $1,786,000 in severance pay, representing two times his annual salary and bonus, vest in 65,681 restricted stock units and receive reimbursement of his costs to remain on the Company’s health care plans pursuant to COBRA for 18 months. Pursuant to the Stratton Agreement, Mr. Stratton waived any rights to additional equity of the Company and JPE Management Holdings LLC in exchange for the Company’s waiver of certain of Mr. Stratton’s non-competition and non-solicitation obligations. Mr. Stratton also granted certain releases of and waivers to the Company and other related parties.

The description of the Stratton Agreement set forth above is qualified in its entirety by the terms of the Stratton Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of February 28, 2018 between the Company and J. Jay Stratton, Jr.
99.1	Press Release dated February 26, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK ENERGY INC.

Date:	February 28, 2018

		By:	/s/ Christopher I. Humber
Christopher I. Humber
Executive Vice President, General Counsel & Secretary